Exhibit 10.100

                        P.E.T. MANAGEMENT OF QUEENS, LLC
                 c/o Premier P.E.T. Imaging International, Inc.
                    4710 N.W. Boca Raton Boulevard, Suite 200
                              Boca Raton, FL 33431

                                  May 27, 2005

Marton Grossman, Trustee
Shaindy Steinberg Grantor Trust
Isaac Grossman Grantor Trust
Mindy Weiss Grantor Trust
1461 53rd Street
Brooklyn, New York 11219

Dear Mr. Grossman:

         Reference is made to the Subscription Agreements between P.E.T. Management of Queens, LLC (the "LLC") and the Shaindy Steinberg Grantor Trust, Isaac Grossman Grantor Trust, and Mindy Weiss Grantor Trust (collectively, the "Trusts"), each dated June 3, 2004 (the "Subscription Agreements'). Reference is also made to the letter agreement dated April 26, 2004 between Premier P.E.T. Imaging International, Inc. ("Premier") and the Trusts and the letter agreement dated April 26, 2004 between The Sagemark Companies Ltd. ("Sagemark") and the Trusts (collectively, the "Ancillary Agreements").

         Effective as of the date hereof, this shall confirm that, subject to the terms hereof, the LLC, the Trusts and Sagemark have mutually agreed to terminate the Subscription Agreements and the Ancillary Agreements, and all rights and obligations of the parties thereto in connection therewith (except for the LLC's obligation to return, via wire transfer to the Trusts, the aggregate sum of $250,000 held by Robert L, Blessey, Esq. (the "Escrow Agent"), which amount is and has been held in escrow pursuant to the Subscription Agreements). This will further confirm that, within one business day following receipt by our counsel, Robert L. Blessey, Esq. at 51 Lyon Ridge Road, Katonah, New York 10536, of a copy of this letter executed by you on behalf of the Trusts, we will cause the Escrow Agent to wire transfer to the Trusts the following amounts set forth opposite their names below, from the escrow maintained by the Escrow Agent pursuant to the Subscription Agreements:

         Shaindy Steinberg Grantor Trust        -        $83,334
         Isaac Grossman Grantor Trust           -        $83,333
         Mindy Weiss Grantor Trust              -        $83,333

         In consideration of our mutual agreement set forth herein to terminate the Subscription Agreements and Ancillary Agreements, Sagemark shall issue to the Trusts an aggregate of 50,000 unregistered shares of the common stock of Sagemark (the "Shares"), in the number of such shares set forth below opposite the name of each of the Trusts:

         Shaindy Steinberg Grantor Trust        -        16,667 shares
         Isaac Grossman Grantor Trust           -        16,667 shares
         Mindy Weiss Grantor Trust              -        16,666 shares

         Within two business days following Mr. Blessey's receipt of this letter agreement executed by you on behalf of the Trusts, Sagemark and its counsel will issue to Sagemark's transfer agent a letter of instructions with respect to the issuance of the Shares, together with the required opinion of counsel in connection therewith. The transfer agent will be instructed to deliver the certificates for the Shares to you on behalf of the Trusts. As a condition to the issuance of the Shares, each of the Trusts will deliver to Sagemark, c/o Robert L. Blessey, Esq., 51 Lyon Ridge Road, Katonah, New York 10536, an investment letter in the form annexed hereto as Exhibit A.

         You hereby confirm to us by your execution of this letter agreement, your authority to execute this letter agreement on behalf of the Trusts. The parties hereto mutually agree to execute any other document or instrument reasonably requested of such party in order to effectuate this letter agreement and the covenants contained herein.

         Lastly, this shall confirm that, upon the receipt by the Trusts of the funds set forth above and the stock certificates for the Shares, there will be no further rights or obligations between the LLC, Premier and Sagemark, on the one hand, and the Trusts, on the other hand, under or in connection with the Subscription Agreements or the Ancillary Agreements.

         If the foregoing accurately sets forth our agreement with respect to the matters set forth herein, kindly execute a copy of this letter agreement on behalf of the Trusts in the space provided below and return the same as soon as possible to Robert L. Blessey, Esq. at his address set forth herein. Very truly yours,

                                       P.E.T. MANAGEMENT OF QUEENS, LLC

                                       By: /s/ STEPHEN A. SCHULMAN
                                           -------------------------------------
                                           Stephen A. Schulman, Manager


                                       THE SAGEMARK COMPANIES LTD.

                                       By: /s/ THEODORE B. SHAPIRO
                                           -------------------------------------
                                           Theodore B. Shapiro, President and
                                           Chief Executive Officer

AGREED TO AND ACCEPTED
THIS 9TH DAYE OF JUNE 2005
Shaindy Steinberg Grantor Trust
Isaac Grossman Grantor Trust
Mindy Weiss Grantor Trust

By: /s/ MARTON GROSSMAN
    ----------------------------------
    Marton Grossman, Trustee

                                    EXHIBIT A
                                    ---------

                        INVESTMENT REPRESENTATION LETTER
                        --------------------------------

         In connection with the issuance to the undersigned of _______ shares (the "Shares") of the common stock of The Sagemark Companies Ltd. (the "Company"), the undersigned hereby represents to the Company the following:

         1. The undersigned is aware of the Company''s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The undersigned understands that it is investing in a business which is subject to certain risks and uncertainties. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the Shares. The undersigned has received all information concerning the Company as it considered necessary or appropriate for deciding whether to acquire the Shares and the undersigned has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of its purchase of the Shares and the business, financial affairs and all other aspects of the Company''s business. The undersigned has had the further opportunity to obtain any information which it deemed necessary to evaluate its investment in the Shares and to verify the accuracy of the information otherwise provided to it by the Company.

         2. The undersigned acquired the Shares solely for investment and not with a view to the sale or distribution thereof, solely for its own account and not on behalf of others. The undersigned has not granted any other person any interest in or right or option to purchase any or all of the Shares. The undersigned is aware that the Shares are restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended (the ""Securities Act"") and may not be sold or otherwise transferred, other than pursuant to an effective registration statement or an exemption from registration under such Act. The undersigned has been advised by counsel as to the meaning of these restrictions.

         3. The undersigned will not transfer the Shares except in compliance with all applicable Federal and state securities laws, rules and regulations.

Dated: June 9, 2005


WITNESS:


/s/ JULIE KRAUS                             By: /s/ MARTON GROSSMAN
-------------------------------                 --------------------------------
                                                Marton Grossman, Trustee